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                                 AMERICA FIRST
                                  CREDIT UNION


As of and for the year ended  December  31,  1996, America  First  Credit Union
(AFCU) has complied in all material respects with the minimum servicing standards set forth in the Mortgage Bankers Association of America's UNIFORM SINGLE ATTESTATION PROGRAM FOR MORTGAGE BANKERS. As of and for this same year, AFCU had in effect a fidelity bond and errors and omissions policy in the amount of $10,000,000 and $500,000, respectively.




/s/ Rick Craig
Rick Craig, Executive Vice President                   February 19, 1997


/s/ Richard Syme                                       February 19, 1997
Richard Syme, Vice President, Controller

/s/ Ron Dille
Ron Dille, Mortgage Servicing Department Manager       February 19, 1997





                                WITH YOU IN MIND
 P.O. BOX 9199, OGDEN, UT 84409 (801) 627-0900 SALT LAKE CITY, UT (801) 966-5553
                  WATS-IN-STATE AND OUT-OF-STATE 1-800-999-3961
                              www.americafirst.com